Exhibit 13



Securities and Exchange Commission
100 F Street NE
Washington, DC 20549


Ladies and Gentlemen:

         The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended March 31, 2006 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

         Mr. K.V. Kamath, the Managing Director & Chief Executive Officer, and Ms. Vishakha Mulye, the Chief Financial Officer & Treasurer of ICICI Bank Limited, each certifies that, to the best of their knowledge:

         1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

         2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ICICI Bank Limited.


Date: September 28, 2006


                                             /s/ K.V. Kamath
                                             -----------------------------------
                                             Name: Mr. K.V. Kamath
                                             Managing Director & Chief
                                             Executive Officer


                                             /s/ Vishakha Mulye
                                             -----------------------------------
                                             Name: Ms. Vishakha Mulye
                                             Chief Financial Officer & Treasurer